                                                                    Exhibit 23.7

                      CONSENT OF CIBC WORLD MARKETS CORP.

        We hereby consent to the inclusion of our opinion letter dated May 3, 2000 to the Board of Directors of Aviation Group, Inc. ("Aviation") as Appendix H to the Joint Proxy Statement/Prospectus which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed business combination between Aviation and travelbyus.com ltd. and to the references to us and to such opinion in the Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act.

/s/ CIBC World Markets Corp.

CIBC WORLD MARKETS CORP.
October 5, 2000